Exhibit 99.1

The Federal Savings Bank and Union Bank & Trust Announce Agreement to Team Together to Offer Residential Mortgages

CHICAGO (May 23, 2018) - The Federal Savings Bank (TFSB), one of the largest privately held, federally chartered, veteran-owned banks in America focused on residential lending, and Union Bank & Trust (Union) today announced that they signed a definitive agreement to team together to offer TFSB residential mortgages. With the agreement, The Federal Savings Bank will offer a wide range of residential mortgage products and services from Union locations.

As a result of this arrangement between TFSB and Union, Union will begin winding-down the operations of Union Mortgage Group (UMG), its wholly owned subsidiary.

The agreement will increase TFSB’s ability to help more customers, particularly on the Eastern Seaboard, with their home lending needs. Through personalized attention and by leveraging the latest technology, TFSB’s mortgage professionals use their expertise to facilitate safe and sound lending practices and make a highly regulated, complex and sophisticated loan transaction transparent and understandable for customers. Robert Jones, regional senior vice president at TFSB, will lead the initiative.

“The arrangement with Union was particularly attractive given Union Bank & Trust’s solid reputation, commitment to excellence and geographic footprint on the East Coast,” said Steve Calk, chairman and CEO of The Federal Savings Bank. “We look forward to leveraging our home lending experience to help more customers achieve the American Dream of home ownership.”

“We have conducted a careful review of UMG through the lens of Union’s strategic priorities and concluded the best way to offer a mortgage loan solution is through allowing TFSB to offer its mortgages from Union locations instead of operating UMG as a vertically integrated, stand-alone mortgage subsidiary,” said John C. Asbury, president and chief executive officer of Union Bankshares Corporation. “We believe that teaming with The Federal Savings Bank will allow TFSB to offer outstanding mortgage solutions to our customers and provide a smooth transition to the new approach.”

TFSB expects to hire the vast majority of UMG employees. The Federal Savings Bank, which originates loans in all 50 states, plans to hire more exceptional mortgage professionals to support the group’s ongoing efforts and grow the business and the arrangement with Union is expected to create many new jobs in the region.

For more information about TFSB’s mortgage services, visit https://www.thefederalsavingsbank.com/mortgage/buying-a-home.

About The Federal Savings Bank
The Federal Savings Bank, one of the largest privately held and most successful veteran-owned banks in America, is an industry leader providing tens of thousands of Americans a path to home ownership through residential home lending. As a federally chartered bank, its highly experienced bankers are experts in lending in all 50 states and have the ability to help those customers achieve the American Dream. In recent years, the Bank’s exceptional work has earned accolades from Ellie Mae, The ABA Banking Journal and Bauer Financial. For more information, visit www.thefederalsavingsbank.com.

About Union Bankshares Corporation
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ:UBSH) is the holding company for Union Bank & Trust, which has 150 branches, 39 of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 216 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Union Bank & Trust also operates Shore Premier Finance, a specialty marine lender. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., Old Dominion Capital Management, Inc. and Dixon, Hubard, Feinour, & Brown, Inc., which both provide investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, speak only as of the date made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the companies and their management about future events. Although each company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors including unforeseen external factors.  The companies undertake no obligation to update any forward-looking statement.

MEDIA CONTACT:
Kellie Kennedy
kelliek@theharbingergroup.com
312/933-4903

Union Contacts:
Investors: Bill Cimino (804) 448-0937, VP and Director of Investor Relations
Media: Beth Shivak, (804) 327-5746, VP and Director of Corporate Communications